                                                                      EXHIBIT 21

                        SUBSIDIARIES OF THE REGISTRANT

                                      Percentage             State
Subsidiaries                           Owned (1)        of Incorporation
- ------------                          ----------        ----------------

The Peoples Bank and Trust Company       100%                Alabama

The Peoples Agency, Inc. (2)             100%                Alabama

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(1)  At December 31, 1995.
(2)  Second-tier subsidiary, 100% owned by The Peoples Bank and Trust Company.